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EXHIBIT 25.1

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE
TRUST INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.
(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)

59-2283428
(I.R.S. employer identification no.)

800 BRICKELL AVENUE
SUITE 300
MIAMI, FLORIDA 33131

(Address of principal executive offices) (Zip Code)

THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.
600 North Pearl Street, Suite 420
Dallas, TX 75201
(214) 880-8238
(Name, address and telephone number of agent for service)

XPONENTIAL, INC
(Exact name of obligor as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	75-2520896 (IRS employer identification no.)

2175 OLD CONCORD RD SE, SUITE 200
SMYRNA, GA 30080
(678) 305-7211
(Address, zip code and telephone number of principal executive offices)

8% LIMITED RECOURSE CONVERTIBLE SUBORDINATED NOTES DUE
DECEMBER 31, 2014
(Title of indenture securities)

This Application applies to all the securities in the above referenced delayed offering registration statement

1.
General Information.

        Furnish the following information as to the trustee—

  (a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    United States Department of the Treasury
    Washington, D.C. 20219

    Federal Reserve Bank
    Atlanta, Georgia 30309

    Federal Deposit Insurance Corporation
    Washington, D.C. 20429

  (b)
  Whether it is authorized to exercise corporate trust powers.

    Yes.

2.
Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

  None.

  3-15 Not Applicable

16.
List of Exhibits.

  Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

(1)
A copy of the Articles of Association of the Bank of New York Trust Company of Florida, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-100717.)

(2)
A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-100717.)

(3)
A copy of the Authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-100717.)

(4)
A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-100717.)

(6)
The consent of the Trustee required by Section 321(b) of the Act.

(7)
A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

        Pursuant to the requirements of the Act, the Trustee, The Bank of New York Trust Company of Florida, N.A., a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and the State of Texas, on the 8th day of January, 2004.

THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.
By:	/s/ PATRICK T. GIORDANO Patrick T. Giordano Agent

EXHIBIT 6 TO FORM T-1
CONSENT OF TRUSTEE

        Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of the Xponential, Inc. 8% LIMITED RECOURSE SECURED CONVERTIBLE SUBORDINATED NOTES DUE DECEMBER 31, 2014, The Bank of New York Trust Company of Florida, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.
By:	/s/ PATRICK T. GIORDANO Patrick T. Giordano Agent

EXHIBIT 7 TO FORM T-1

Board of Governors of the Federal Reserve System OMB Number: 7100-003 Federal Deposit Insurance Corporation OMB Number: 3064-005 Office of the Comptroller of the Currency Expires March 31, 2002
Federal Financial Institutions Examination Council

/ 1 /
Please refer to page I, Table of Contents, for the required disclosure of estimated burden.

Consolidated Reports of Condition and Income for
A Bank With Domestic Offices Only FFIEC 041

Report at the close of business June 30, 2003	20020930 (RCRI 9999)
This report is required by law: 12 U.S.C. § 324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. § 161 (National banks).	This report form is to be filed by banks with domestic offices only. Banks with foreign offices (as defined in the instructions) must file FFIEC 031.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and national Banks.

 I, Thomas J. Mastro, Comptroller
Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge.
The Reports of Condition and Income are to be prepared in Accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is trust and correct.

/s/ Richard G. Jackson
Director (Trustee)
/s/ Thomas J. Mastro Signature of Officer Authorized to Sign Report 6/30/2003 Date of Signature	/s/ Nicholas G. English Director (Trustee) /s/ Karen B. Shupenko Director (Trustee)

Submission of Reports

Each bank must prepare its Reports of Condition and Income either:

(a)    in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data Systems Corporation (EDS), by modem or on computer diskette; or

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to electronic form. That party (if other than EDS) must transmit the bank's computer data file to EDS.
For electronic filing assistance, contact EDS Call Report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, and telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the completed report that the bank places in its files.

FDIC Certificate Number:	91271 (RCRI 9050)	The Bank of New York Trust Company of Florida, N.A. Legal Title of Bank (TEXT 9110)
Miami State (TEXT 9130)
		FL	33131-2974
State Abbrev. Zip Code(TEXT 9200)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency.

The Bank of New York Trust Company of Florida, N.A.
Miami, FL 33131-2974
FDIC Certificate Number = 91271
 Consolidated Report of Condition for Insured Commercial
And State-Chartered Savings Banks for June 30, 2003
All Schedules are to be reported in thousands of dollars. Unless otherwise indicated,
report the amount outstanding as of the last business day of the quarter.	FFIEC 041 RC-1

Schedule RC—Balance Sheet

			RCON	Bil /Mil/ tho
			Dollar Amounts In Thousands
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin (1)	0081	4,501	1.a
	b.	Interest-bearing balances (2)	0071	6,098	1.b
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, Column A)	1754	0	2.a
	b.	Available-for-sale securities (from Schedule RC-B, column D)	1773	8,620	2.b
3.	Federal funds sold and securities purchased under agreements to resell
	a.	Federal funds sold	B987	0	3.a
	b.	Securities purchased under agreements to resell (3)	B988	0	3.b
4.	Loans and lease financing receivables: (from Schedule RC-C)
	a.	Loans and leases, held for sale	5369	0	4.a
	b.	Loans and leases, net of unearned income	B528	0	4.b
	c.	LESS: Allowance for loan and lease losses	3123	0	4.c
	d.	Loans and leases, net of unearned income, allowance, and reserve (item 4.b minus 4.c)	B529	0	4.d
5.	Trading assets		3545	0	5
6.	Premises and fixed assets (including capitalized leases)		2145	1,332	6
7.	Other real estate owned (from Schedule RC-M)		2150	0	7
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)		2130	0	8
9.	Customers' liability to this bank on acceptances outstanding		2155	0	9
10.	Intangible assets
	a.	Goodwill	3163	15,127	10.a
	b.	Other Intangible assets (from Schedule RC-M)	0426	507	10.b
11.	Other assets (from Schedule RC-F)		2160	1,150	11
12.	Total assets (sum of items 1 through 11)		2170	37,335	12

(1)
Includes cash items in process of collection and unposted debits.

(2)
Includes time certificates of deposit not held fr trading.

(3)
Includes all securities resale agreements, regardless of maturity.

2

The Bank of New York Trust Company of Florida, N.A. Legal Title of Bank Transmitted to EDS as 0196815 on 7/30/02 at 11:13:43 CST FDIC Certificate Number = 91271	FFIEC 041 RC-2

Schedule RC—Continued

			RCON	Bil /Mil/ tho
			Dollar Amounts In Thousands
LIABILITES
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C From Schedule RC-E)	2200	1,661	13.a
		(1) Noninterest-bearing (1)	6631	717	13.a.1
		(2) Interest-bearing	6636	0	13.a.2
	b.	Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase
	a.	Federal funds purchased (2)	B993	0	14.a.
	b.	Securities sold under agreements to repurchase (3)	B995	0	14.b
15.	Trading liabilities (from Schedule RC-D)		3548	0	15
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)(from Schedule R C-M)		3190	6,000	16
17.	Not applicable
18.	Bank's liability on acceptances executed and outstanding		2920	0	18
19.	Subordinated notes and debentures (4)		3200	0	19
20.	Other liabilities (from Schedule RC-G)		2930	3,266	20
21.	Total liabilities (sum of items 13 through 20)		2948	10,927	21
22.	Minority interest in consolidated subsidiaries		3000	0	22
EQUITY CAPITAL
23.	Perpetual preferred stock and related surplus		3838	0	23
24.	Common stock		3230	750	24
25.	Surplus (exclude all surplus related to preferred stock)		3839	4,299	25
26.	a.	Retained earnings	3632	21,356	26.a
	b.	Accumulated other comprehensive income (5)	B530	3	26.b
27.	Other equity capital components (6)		A130	0	27
28.	Total equity capital (sum of items 23 through 27)		3210	26,408	28
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28		3300	37,335	29

2

Memorandum
To be reported only with the March Report of Condition.
		RCON	Number
1.	Indicate in the at the right, the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2002	6724	N/A	M.1

1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.
2	=
Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately).
3	=	Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm.
4	=	Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority).
5	=	Directors' examination of the bank performed by other external auditors (may be required by state chartering authority).
6	=	Review of the bank's financial statements by external auditors.
7	=	Compilation of the bank's financial statements by external auditors.
8	=	Other audit procedures (excluding tax preparation work).
9	=	No external audit work.

(1)
Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)
Report overnight Federal Home Loan Bank Advances in Schedule RC, item 16, and "other borrowed money."

(3)
Includes all securities repurchase agreements, regardless of maturity.

(4)
Includes limited-life preferred stock and related surplus.

(5)
Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6)
Includes treasury stock and unearned Employee Stock Ownership Plan shares.

3

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  EXHIBIT 25.1
SIGNATURE
EXHIBIT 6 TO FORM T-1 CONSENT OF TRUSTEE
EXHIBIT 7 TO FORM T-1